UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Surrozen, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PRELIMINARY COPY—SUBJECT TO COMPLETION

Dear Fellow Stockholders:

On behalf of the Board of Directors, I cordially invite you to attend the 2023 special meeting of stockholders (the “Special Meeting”) of Surrozen, Inc., which will be held on December , 2023, beginning at 10:00 a.m., Pacific Time. The Special Meeting will be a completely virtual meeting, which will be conducted via live webcast.

Attached to this letter are a Notice of Special Meeting of Stockholders and Proxy Statement, which describe the business to be conducted at the meeting.

Your vote is important to us. Please act as soon as possible to vote your shares. It is important that your shares be represented at the meeting whether or not you plan to attend the Special Meeting via the Internet. Please vote electronically over the Internet, by telephone or by returning your signed proxy card in the envelope provided. You may also vote your shares online during the Special Meeting. Instructions on how to vote while participating at the meeting live via the Internet are posted at www.virtualshareholdermeeting.com/SRZN2023SM.

On behalf of the Board of Directors and management, it is my pleasure to express our appreciation for your continued support.

Craig Parker
President, Chief Executive Officer and Director

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER , 2023

Notice is hereby given that the 2023 Special Meeting of Stockholders of Surrozen, Inc., a Delaware corporation, will be held on December , 2023, at 10:00 a.m., Pacific Time. The Special Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Special Meeting online by visiting www.virtualshareholdermeeting.com/SRZN2023SM. For instructions on how to attend and vote your shares at the Special Meeting, see the information in the accompanying proxy statement in the section titled “General Information about the Special Meeting and Voting – How can I attend and vote at the Special Meeting?”

The Special Meeting is being held:

1.	To approve an amendment to our certificate of incorporation to effect a reverse stock split of our issued and outstanding common stock; and
2.	To conduct any other business properly brought before the meeting.

These items of business are described in the proxy statement that follows this notice. Holders of record of our common stock as of the close of business on October 11, 2023 are entitled to notice of and to vote at the Special Meeting, or any continuation, postponement or adjournment thereof.

Your vote is important. Voting your shares will ensure the presence of a quorum at the Special Meeting and will save us the expense of further solicitation. Please promptly vote your shares by completing, signing, dating and returning your proxy card or by Internet or telephone voting as described on your proxy card.

By Order of the Board of Directors

Charles Williams
Chief Financial Officer and Corporate Secretary
South San Francisco, California
, 2023

This Notice of Special Meeting and Proxy Statement are first being distributed or made available,

as the case may be, on or about October , 2023.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting:

This Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2022 are available free of charge at www.proxyvote.com.

Surrozen, Inc. | 171 Oyster Point Blvd., Suite 400, South San Francisco, California 94080

Page
GENERAL INFORMATION ABOUT THE SPECIAL MEETING AND VOTING	1
When and where will the Special Meeting be held?	1
What is the purpose of the Special Meeting?	1
Are there any matters to be voted on at the Special Meeting that are not included in this Proxy Statement?	1
What does it mean if I receive more than one set of proxy materials?	1
Who is entitled to vote at the Special Meeting?	1
What is the difference between being a “record holder” and holding shares in “street name”?	2
What do I do if my shares are held in “street name”?	2
How many shares must be present to hold the Special Meeting?	2
What are “broker non-votes”?	2
What if a quorum is not present at the Special Meeting?	2
How do I vote my shares without attending the Special Meeting?	2
How can I attend and vote at the Special Meeting?	3
What if during the check-in time or during the Special Meeting I have technical difficulties or trouble accessing the virtual meeting website?	3
How does the Board recommend that I vote; what votes are required?	3
What if I do not specify how my shares are to be voted?	4
Who will count the votes?	4
Can I revoke or change my vote after I submit my proxy?	4
Who will pay for the cost of this proxy solicitation?	4
Why hold a virtual meeting?	4
PROPOSAL No. 1: APPROVAL OF AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR ISSUED AND OUTSTANDING COMMON STOCK	5
Security Ownership of Certain Beneficial Owners and Management	12
OTHER MATTERS	14
2022 ANNUAL REPORT	14

i

Surrozen, Inc.

171 Oyster Point Blvd., Suite 400

South San Francisco, California 94080

PROXY STATEMENT

FOR THE SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER , 2023

This proxy statement and our annual report for the year ended December 31, 2022 are being furnished by and on behalf of our board of directors (the “Board” or “Board of Directors”) in connection with our Special Meeting. The Notice of Special Meeting and this proxy statement are first being distributed or made available, as the case may be, on or about October , 2023.

GENERAL INFORMATION ABOUT THE SPECIAL MEETING AND VOTING

When and where will the Special Meeting be held?

The Special Meeting will be held on December , 2023 at 10:00 a.m., Pacific Time. The Special Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Special Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/SRZN2023SM and entering your 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Special Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the close of business on October 11, 2023 (the “Record Date”). We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:45 a.m., Pacific Time, and you should allow ample time for the check-in procedures.

What is the purpose of the Special Meeting?

The purpose of the Special Meeting is to vote on the following item described in this proxy statement:

•
Proposal No. 1: Approval of an amendment to our certificate of incorporation to effect a reverse stock split of our issued and outstanding common stock.

Are there any matters to be voted on at the Special Meeting that are not included in this proxy statement?

At the date this proxy statement went to press, we did not know of any matters to be properly presented at the Special Meeting other than those referred to in this proxy statement. If other matters are properly presented at the meeting or any adjournment or postponement thereof for consideration, and you are a stockholder of record and have submitted a proxy card, the persons named in your proxy card will have the discretion to vote on those matters for you.

What does it mean if I receive more than one set of proxy materials?

It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each set of proxy materials, please submit your proxy by phone, via the Internet, or by signing, dating and returning the enclosed proxy card in the enclosed envelope.

Who is entitled to vote at the Special Meeting?

Holders of record of shares of our common stock as of the close of business on the Record Date will be entitled to notice of and to vote at the Special Meeting and any continuation, postponement or adjournment thereof.

At the close of business on the Record Date, there were 30,575,047 shares of our common stock issued and outstanding and entitled to vote. Each share of our common stock is entitled to one vote on any matter presented to stockholders at the Special Meeting. You will need to obtain your own Internet access if you choose to attend the Special Meeting online and/or vote over the Internet.

What is the difference between being a “record holder” and holding shares in “street name”?

A record holder (also called a “registered holder”) holds shares in his or her name. Shares held in “street name” means that shares are held in the name of a bank, broker or other nominee on the holder’s behalf.

What do I do if my shares are held in “street name”?

If your shares are held in a brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in “street name.” The proxy materials have been forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by following their instructions for voting. Please refer to information from your bank, broker or other nominee on how to submit your voting instructions.

How many shares must be present to hold the Special Meeting?

A quorum must be present at the Special Meeting for any business to be conducted. The holders of at least one-third (1/3) in voting power of the company’s capital stock issued and outstanding and entitled to vote, present electronically or represented by proxy constitutes a quorum. If you sign and return your paper proxy card or authorize a proxy to vote electronically or telephonically, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote as indicated in the proxy materials.

Broker non-votes will also be considered present for the purpose of determining whether there is a quorum for the Special Meeting.

What are “broker non-votes”?

A “broker non-vote” occurs when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a proposal because (1) the broker has not received voting instructions from the stockholder who beneficially owns the shares and (2) the broker lacks the authority to vote the shares at their discretion. Proposal No. 1 is considered a discretionary matter, and a broker will be permitted to exercise its discretion to vote uninstructed shares on this proposal.

What if a quorum is not present at the Special Meeting?

If a quorum is not present or represented at the scheduled time of the Special Meeting, (i) the chairperson of the Special Meeting or (ii) a majority in voting power of the stockholders entitled to vote at the Special Meeting, who are present electronically or represented by proxy, may adjourn the Special Meeting until a quorum is present or represented.

How do I vote my shares without attending the Special Meeting?

We recommend that stockholders vote by proxy even if they plan to attend the Special Meeting and vote electronically. If you are a stockholder of record, there are three ways to vote by proxy:

•
by Telephone – You can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card;
•
by Internet – You can vote over the Internet at www.proxyvote.com by following the instructions on the proxy card; or
•
by Mail – You can vote by mail by signing, dating and mailing the proxy card.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on December , 2023.

If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions on how to vote from the bank, broker or holder of record. You must follow the instructions of such bank, broker or holder of record in order for your shares to be voted.

How can I attend and vote at the Special Meeting?

We will be hosting the Special Meeting live via audio webcast. Any stockholder can attend the Special Meeting live online at www.virtualshareholdermeeting.com/SRZN2023SM. If you were a stockholder as of the Record Date, or you hold a valid proxy for the Special Meeting, you can vote at the Special Meeting. A summary of the information you need to attend the Special Meeting online is provided below:

•
Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/SRZN2023SM.
•
Assistance with questions regarding how to attend and participate via the Internet will be provided at www.virtualshareholdermeeting.com/SRZN2023SM on the day of the Special Meeting.
•
Webcast starts at 10:00 a.m., Pacific Time.
•
You will need your 16-Digit Control Number to enter the Special Meeting.

To attend and participate in the Special Meeting, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Special Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date.

What if during the check-in time or during the Special Meeting I have technical difficulties or trouble accessing the virtual meeting website?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, please call the technical support number that will be posted on the Special Meeting login page.

How does the Board recommend that I vote; what votes are required?

A summary of the Special Meeting proposal is below. Every stockholder’s vote is important. The Board urges you to vote your shares FOR the proposal.

Proposal	Votes Required	Voting Options	Impact of “Abstain” Votes	Broker Discretionary Voting Allowed
Proposal No. 1: Approval of an amendment to our certificate of incorporation to effect a reverse stock split of our issued and outstanding common stock	Majority of votes cast(1)	“FOR” “AGAINST” “ABSTAIN”	None(2)	Yes(3)

(1)
A majority of the votes cast of the stockholders entitled to vote thereon, voting as a single class, is required to amend the certificate of incorporation to effect the reverse stock split. This means that the proposal will pass if the votes cast “for” the reverse stock split proposal exceed the votes cast “against” such proposal.

(2)
“Abstentions” do not count in tallying the vote negatively or positively.
(3)
As this proposal is considered a discretionary matter, brokers are permitted to exercise their discretion to vote uninstructed shares on this proposal.

What if I do not specify how my shares are to be voted?

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board. The Board’s recommendations are set forth above, as well as with the description of each proposal in this proxy statement.

Who will count the votes?

Representatives of Broadridge Investor Communications Services (“Broadridge”) will tabulate the votes.

Can I revoke or change my vote after I submit my proxy?

Yes. Whether you have voted by Internet, telephone or mail, if you are a stockholder of record, you may change your vote and revoke your proxy by:

•
sending a written statement to that effect to the attention of our Corporate Secretary at our corporate offices, provided such statement is received no later than December , 2023;
•
voting again by Internet or telephone at a later time before the closing of those voting facilities at 11:59 p.m., Eastern Time, on December , 2023;
•
submitting a properly signed proxy card with a later date that is received no later than December , 2023; or
•
attending the Special Meeting, revoking your proxy and voting again.

If you hold shares in street name, you may submit new voting instructions by contacting your bank, broker or other nominee. You may also change your vote or revoke your proxy online at the Special Meeting if you obtain a signed proxy from the record holder (broker, bank or other nominee) giving you the right to vote the shares.

Your most recent proxy card or telephone or Internet proxy is the one that is counted. Your attendance at the Special Meeting by itself will not revoke your proxy unless you give written notice of revocation to the company before your proxy is voted or you vote online at the Special Meeting.

Who will pay for the cost of this proxy solicitation?

We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees (for no additional compensation) in person or by telephone, electronic transmission and facsimile transmission. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses.

Why hold a virtual meeting?

We wish to continue using the latest technology to provide expanded access, improved communication and cost savings for our stockholders and the company while providing stockholders the same rights and opportunities to participate as they would have at an in-person meeting. Furthermore, we believe that a virtual meeting enables increased stockholder attendance and participation because stockholders can participate from any location around the world.

PROPOSAL No. 1

APPROVAL OF AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR ISSUED AND OUTSTANDING COMMON STOCK

Description of the Proposed Reverse Stock Split

Our Board has approved, and is recommending that our stockholders approve, a proposed amendment to our certificate of incorporation, to effect a reverse split of the issued and outstanding shares of the common stock at a ratio of between 1-for-10 and 1-for-30, with such ratio to be determined at the sole discretion of our Board (the “Reverse Stock Split”). The form of proposed amendment to our certificate of incorporation to effect the Reverse Stock Split is attached as Appendix A to this proxy statement. The text of the proposed amendment is subject to revision to include such changes as may be required by the Secretary of State of the State of Delaware and as our Board deems necessary or advisable to effect the proposed amendment of the certificate of incorporation. If a certificate of amendment is filed with the Secretary of State of the State of Delaware, the certificate of amendment to the certificate of incorporation will effect the Reverse Stock Split by reducing the outstanding number of shares of the common stock by the ratio to be determined by the Board, but will not increase the par value of the common stock, and will not change the number of authorized shares of the common stock. If the Board does not implement an approved Reverse Stock Split prior to the one-year anniversary of this meeting, the Board will seek stockholder approval before implementing any Reverse Stock Split after that time.

By approving Proposal No. 1 and the Reverse Stock Split, stockholders will approve the amendment to our certificate of incorporation pursuant to which any whole number of outstanding shares, between and including ten and thirty, would be combined into one share of common stock and authorize our Board to file one certificate of amendment, as determined by our Board in the manner described herein. If approved, our Board may also elect not to effect any Reverse Stock Split and consequently not file any certificate of amendment to the certificate of incorporation.

Nasdaq Listing Compliance

Our common stock is listed on the Nasdaq Capital Market under the symbol “SRZN.” To maintain a listing on the Nasdaq Capital Market, we must satisfy various listing maintenance standards established by The Nasdaq Stock Market, LLC, or Nasdaq. If we are unable to meet the Nasdaq requirements, our common stock will be subject to delisting.

Among other things, we are required to comply with the continued listing requirements of the Nasdaq Capital Market, including that the common stock maintain an average minimum closing price of $1.00 per share on the Nasdaq Capital Market (the “Nasdaq Minimum Bid Requirement”). We do not currently satisfy this Nasdaq Minimum Bid Requirement. Assuming our stockholders approve this proposal, our Board will determine whether to effect a Reverse Stock Split in the range of between 1-for-10 and 1-for-30, inclusive, at the ratio determined by our Board to be most likely sufficient to allow us to meet and maintain the Nasdaq Minimum Bid Requirement.

Reasons for the Reverse Stock Split

On January 4, 2023, Nasdaq notified us that on January 3, 2023, the average closing price of our common stock had closed below the required $1.00 per share for the prior 30 consecutive trading days, and, accordingly, that we did not comply with the applicable Nasdaq Minimum Bid Requirement. We were provided 180 calendar days by Nasdaq to regain compliance with this requirement and needed to provide written notice of our intention to cure the deficiency, including by a reverse stock split if necessary.

On July 5, 2023, Nasdaq notified us of our eligibility to receive an additional 180 calendar day period to regain compliance with the Nasdaq Minimum Bid Requirement based on written notice of our intention to cure this deficiency by effecting a reverse stock split prior to January 2, 2024.

To regain compliance, the closing bid price of the common stock must be at least $1.00 per share for a minimum of ten consecutive business days prior to January 2, 2024. If it appears to Nasdaq staff that we are not able to cure the deficiency, or if we do not meet the other listing standards, Nasdaq could provide notice that our common stock will be subject to delisting.

Our Board has considered the potential harm to us of a delisting of the common stock and has determined that, if the common stock continues to trade below $1.00 per share, the consummation of the Reverse Stock Split is the best way to maintain liquidity by achieving compliance with the Nasdaq Minimum Bid Requirement. Our Board also believes that the current low per share market price of the common stock has a negative effect on the marketability of our existing shares. Our Board believes there are several reasons for this effect. First, certain institutional investors have internal policies preventing the purchase of low-priced stocks. Second, a variety of policies and practices of broker-dealers discourage individual brokers within those firms from dealing in low-priced stocks. Third, because the brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher priced stocks, the current share price of the common stock can result in individual stockholders paying transaction costs (commissions, markups or markdowns) that are a higher percentage of their total share value than would be the case if the share price of the common stock were substantially higher. This factor is also believed to limit the willingness of some institutions to purchase the common stock. Our Board anticipates that a Reverse Stock Split will result in a higher bid price for our common stock, which may help to alleviate some of these problems.

If this Proposal No. 1 is approved by the holders of the common stock and our Board decides to implement the Reverse Stock Split, our Board will determine the ratio of the Reverse Stock Split, in the range of between 1-for-10 and 1-for-30, inclusive, as determined in the judgment of our Board to be most likely sufficient to allow us to achieve and maintain compliance with the minimum $1.00 per share requirement for listing on the Nasdaq Capital Market for the longest period of time while retaining a sufficient number of outstanding, tradeable shares to facilitate an adequate market.

We believe that maintaining listing on the Nasdaq Capital Market will provide us with a market for the common stock that is more accessible than if the common stock were traded on the OTC Bulletin Board or in the “pink sheets” maintained by the OTC Markets Group, Inc. Such alternative markets are generally considered to be less efficient than, and not as broad as, the Nasdaq Capital Market. Among other factors, trading on the Nasdaq Capital Market increases liquidity and may potentially minimize the spread between the “bid” and “asked” prices quoted by Market Makers (as defined in Nasdaq Rule 5005). Further, a Nasdaq Capital Market listing may enhance our access to capital, increase our flexibility in responding to anticipated capital requirements and facilitate the use of our common stock in any strategic or financing transactions that we may undertake. We believe that prospective investors will view an investment in us more favorably if our shares qualify for listing on the Nasdaq Capital Market as compared with the OTC markets.

Effects of the Reverse Stock Split

The Reverse Stock Split will be effected simultaneously for all issued and outstanding shares of common stock and the Reverse Stock Split ratio will be the same for all issued and outstanding shares of common stock. The Reverse Stock Split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in Surrozen, except that stockholders who would have otherwise received fractional shares will receive cash in lieu of such fractional shares. After the Reverse Stock Split, each share of the common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the common stock now authorized and common stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable. The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Securities Exchange Act of 1934, as amended. We will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

The following table sets forth the number of shares of the common stock that would be outstanding immediately after the Reverse Stock Split at various exchange ratios, based on the 30,575,047 shares of common stock outstanding as of October 11, 2023. The table does not account for fractional shares that will be paid in cash.

	After Reverse Stock Split
Ratio of Reverse Stock Split	Approximate Shares of Common Stock Outstanding	Authorized Shares of Common Stock
None	30,575,047	500,000,000
1:10	3,057,504	500,000,000
1:11	2,779,549	500,000,000
1:12	2,547,920	500,000,000
1:13	2,351,926	500,000,000
1:14	2,183,931	500,000,000
1:15	2,038,336	500,000,000
1:16	1,910,940	500,000,000
1:17	1,798,532	500,000,000
1:18	1,698,613	500,000,000
1:19	1,609,213	500,000,000
1:20	1,528,752	500,000,000
1:21	1,455,954	500,000,000
1:22	1,389,774	500,000,000
1:23	1,329,349	500,000,000
1:24	1,273,960	500,000,000
1:25	1,223,001	500,000,000
1:26	1,175,963	500,000,000
1:27	1,132,409	500,000,000
1:28	1,091,965	500,000,000
1:29	1,054,311	500,000,000
1:30	1,019,168	500,000,000

If a stockholder owns 10,000 shares of common stock prior to the Reverse Stock Split, after the Reverse Stock Split that same stockholder would own:

Ratio of Reverse Stock Split	Shares of Common Stock Held
None	10,000
1:10	1,000
1:11	909
1:12	833
1:13	769
1:14	714
1:15	666
1:16	625
1:17	588
1:18	555
1:19	526
1:20	500
1:21	476
1:22	454
1:23	434
1:24	416
1:25	400
1:26	384
1:27	370
1:28	357
1:29	344
1:30	333

We are currently authorized to issue up to 500,000,000 shares of common stock under the certificate of incorporation. The Reverse Stock Split will have no effect on the total number of shares of common stock we are authorized to issue under the certificate of incorporation. Therefore, upon effectiveness of the Reverse Stock Split, the number of shares of common stock that are authorized and unissued will increase relative to the number of issued and outstanding shares. We may use the additional authorized and unissued shares of common stock resulting from the Reverse Stock Split to issue additional shares of common stock from time to time in equity financings, under our equity compensation plans or in connection with other matters. The Board currently has no plans, arrangements or understandings regarding the issuance of such additional authorized and unissued shares of common stock.

As of the Record Date, there were no issued or outstanding shares of our preferred stock and no outstanding options or warrants to purchase shares of our preferred stock. The Reverse Stock Split will not impact the number of authorized or outstanding shares of our preferred stock.

Accounting Matters

The Reverse Stock Split will not affect the par value of the common stock. As a result, upon the effectiveness of the Reverse Stock Split, the stated capital on our balance sheet attributable to the common stock will be reduced proportionately based on the exchange ratio selected by our Board for the Reverse Stock Split, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of the common stock will be increased because there will be fewer shares of common stock outstanding. In addition, proportionate adjustments will be made to the per share exercise price and the number of shares issuable upon the exercise or settlement of all outstanding options, restricted stock units and warrants to purchase or acquire, as applicable, shares of common stock, and the number of shares reserved for issuance pursuant to our existing equity incentive, stock option and employee stock purchase plans will be reduced proportionately based on the exchange ratio selected by the Board for the Reverse Stock Split.

No Fractional Shares

No fractional shares of common stock will be issued as a result of the Reverse Stock Split. Instead, stockholders who otherwise would be entitled to receive fractional shares will be entitled to receive cash in an amount equal to the product obtained by multiplying (i) the closing sales price of the common stock as reported on the Nasdaq Capital Market on the effective date of the certificate of amendment to the certificate of incorporation by (ii) the number of shares of common stock held by such stockholder before the Reverse Stock Split that would otherwise have been exchanged for such fractional share interest. Holders of as many as 29 shares (if we were to implement a 1-for-30 Reverse Stock Split) of common stock would be eliminated as a result of the cash payment in lieu of any issuance of fractional shares or interests in connection with the Reverse Stock Split. The exact number by which the number of holders of the common stock would be reduced will depend on the Reverse Stock Split ratio adopted and the number of stockholders that hold less than the Reverse Stock Split ratio as of the effective date of the Reverse Stock Split. As of the Record Date, there were approximately 61 holders of record of the common stock. As a result of the Reverse Stock Split, assuming the maximum Reverse Stock Split ratio of 1-for-30 were selected, we estimate that the number of holders of record would remain at approximately 61.

Certain Risks Associated with the Reverse Stock Split

Before voting on this Proposal No. 1, stockholders should consider the following risks associated with effecting a Reverse Stock Split:

•
Although we expect that a Reverse Stock Split will result in an increase in the market price of the common stock, we cannot assure you that a Reverse Stock Split will increase the market price of the common stock in proportion to the reduction in the number of shares of the common stock outstanding or result in a permanent increase in the market price. The effect that a Reverse Stock Split may have upon the market price of the common stock cannot be predicted with any certainty, and the history of similar reverse stock splits for companies in similar circumstances to ours is varied. The market price of the common stock is dependent on many factors, including our business and financial performance, general market conditions, prospects for future growth and other factors detailed from time to time in the reports we file with the Securities Exchange

Commission (the “SEC”). Accordingly, the total market capitalization of the common stock after a Reverse Stock Split may be lower than the total market capitalization before a Reverse Stock Split and, in the future, the market price of the common stock following a Reverse Stock Split may not exceed or remain higher than the market price prior to a Reverse Stock Split.
•
Even if our stockholders approve a Reverse Stock Split and the Reverse Stock Split is effected, there can be no assurance that we will continue to meet the continued listing requirements of the Nasdaq Capital Market.
•
A Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of common stock on a post-split basis. These odd lots may be more difficult to sell, or require greater transaction costs per share to sell, than shares in “round lots” of even multiples of 100 shares.
•
Although the Board believes that the decrease in the number of shares of common stock outstanding as a consequence of a Reverse Stock Split and the anticipated increase in the market price of common stock could encourage interest in the common stock and possibly promote greater liquidity for stockholders, such liquidity could also be adversely affected by the reduced number of shares outstanding after the Reverse Stock Split.

Potential Anti-Takeover Effect of the Reverse Stock Split

Upon effectiveness of the Reverse Stock Split, the number of authorized shares of common stock that are not issued or outstanding will increase relative to the number of shares of common stock that are issued and outstanding prior to the Reverse Stock Split. While this increase could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Board or contemplating a tender offer or other transaction for the combination of Surrozen with another company), Proposal 1 is not being proposed in response to any effort of which we are aware to accumulate shares of the common stock or to obtain control of Surrozen.

Effective Date

If our stockholders approve the Reverse Stock Split, the Reverse Stock Split would become effective at such time as it is deemed by our Board to be in the best interests of Surrozen and our stockholders and we file the amendment to our certificate of incorporation. Even if the Reverse Stock Split is approved by our stockholders, our Board has discretion not to carry out or to delay in carrying out the Reverse Stock Split. If the Board does not implement an approved Reverse Stock Split prior to the one-year anniversary of this meeting, the Board will seek stockholder approval before implementing any Reverse Stock Split after that time. Upon the filing of the amendment, all of the pre-Reverse Stock Split shares will be converted into new common stock as set forth in the amendment.

Exchange of Stock Certificates

Some stockholders hold their shares of common stock in certificate form or a combination of certificate and book-entry form. Our transfer agent will act as the “exchange agent” for purposes of implementing the exchange of stock certificates. Stockholders holding pre-split shares that are certificated will be asked to surrender to the exchange agent certificates representing pre-split shares in exchange for certificates representing post-split shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by the exchange agent. No new certificates will be issued to a stockholder until such stockholder has surrendered the stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Certain Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of certain material federal income tax consequences of the Reverse Stock Split that generally are expected to be applicable to U.S. Holders (as defined below) of the common stock, but does not purport to be a complete discussion of all of the potential tax considerations relating thereto. This summary is based on the provisions of the United States federal income tax law (including the Internal Revenue Code of 1986, as amended, or the Code, applicable Treasury Regulations promulgated thereunder, and judicial authorities and current administrative rulings and practices as in effect on the date of this proxy statement). Changes to these laws could alter the tax consequences described below, possibly with retroactive effect, which may result in the U.S. federal income tax consequences of the Reverse Stock Split differing substantially from the consequences summarized below. We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the U.S. federal income tax consequences of the Reverse Stock Split, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed below. This summary assumes that the common stock will be, both before and after the Reverse Stock Split, held as a “capital asset,” as defined in the Code (i.e., generally, property held for investment). Further, it does not discuss the tax consequences of the Reverse Stock Split under state, local, foreign laws or under gift, excise or other non-income tax laws, or the application of the alternative minimum tax rules, the Medicare contribution tax on net investment income or the special tax accounting rules under Section 451(b) of the Code. This summary does not address the tax consequences of transactions effectuated prior or subsequent to, or concurrently with, the Reverse Stock Split (whether or not any such transactions are consummated in connection with the Reverse Stock Split), or the tax consequences to holders of options, warrants or similar rights to acquire common stock. In addition, this summary does not address the tax consequences applicable to a holder’s particular circumstances or to holders that are subject to special tax rules, including without limitation banks, financial institutions, insurance companies, regulated investment companies, mutual funds, real estate investment trusts, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers, traders, tax-exempt entities, persons who hold common stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other integrated or risk reduction transaction, persons whose common stock constitute qualified small business stock within the meaning of Section 1202 of the Code, holders who hold their common stock through individual retirement or other tax-deferred accounts, holders of common stock who are not U.S. Holders (as defined below), holders of common stock who have a functional currency for U.S. federal income tax purposes other than the U.S. dollar, holders who acquired their common stock in a transaction subject to the gain rollover provisions of Section 1045 of the Code, holders who acquired their common stock pursuant to the exercise of employee stock options or otherwise as compensation, or holders of common stock who are partnerships, limited liability companies that are not treated as corporations for U.S. federal income tax purposes, S corporations, or other pass-through entities or investors in such pass-through entities.

For purposes of this discussion, a U.S. Holder means a beneficial owner of common stock that is: (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States or any subdivision thereof, or the District of Columbia; (iii) an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or (iv) a trust (other than a grantor trust) if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (B) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

THIS SUMMARY OF CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. EACH STOCKHOLDER IS URGED TO CONSULT WITH SUCH STOCKHOLDER’S OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT.

Tax Consequences of the Reverse Stock Split

The Reverse Stock Split should constitute a “recapitalization” for U.S. federal income tax purposes. A U.S. Holder that receives solely a reduced number of shares of common stock generally will not recognize gain or loss in the Reverse Stock Split. A U.S. Holder’s aggregate tax basis in the reduced number of shares of common stock should equal the U.S. Holder’s aggregate tax basis in its pre-Reverse Stock Split shares of common stock, and such U.S. Holder’s holding period in the reduced number of shares of common stock should include the holding period in its pre-Reverse Stock Split shares of common stock exchanged. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of the shares of common stock surrendered to the shares of common stock received in a recapitalization pursuant to the Reverse Stock Split. U.S. Holders should consult their tax advisors as to application of the foregoing rules where shares of common stock were acquired at different times or at different prices.

No gain or loss will be recognized by Surrozen as a result of the proposed Reverse Stock Split.

Cash in Lieu of Fractional Shares

A U.S. Holder that receives cash in lieu of fractional share interests as a result of the Reverse Stock Split will be treated as having received the fractional shares pursuant to the Reverse Stock Split and then as having exchanged the fractional shares for cash in a redemption by Surrozen, and generally should recognize gain or loss equal to the difference, if any, between the amount of cash received in lieu of a fractional share and its adjusted basis allocable to the fractional share interests. Such gain or loss will be long-term capital gain or loss if the pre-Reverse Stock Split shares were held for more than one year. Long-term capital gains of individuals are generally subject to tax at reduced rates. There are limitations on the deductibility of capital losses under the Code. A U.S. Holder’s aggregate tax basis in the reduced number of shares of common stock, if any, should equal the U.S. Holder’s aggregate tax basis in its pre-Reverse Stock Split shares of common stock decreased by the basis allocated to the fractional share for which such U.S. Holder is entitled to receive cash, and the holding period of the reduced number of shares of common stock received, if any, should include the holding period of the pre-Reverse Stock Split shares of common stock exchanged.

Information Reporting and Backup Withholding

A holder of common stock may be subject to information reporting and backup withholding on cash paid in lieu of fractional shares in connection with the Reverse Stock Split. To avoid backup withholding, each holder of common stock that does not otherwise establish an exemption should provide its taxpayer identification number and comply with the applicable certification procedures. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or credit against a U.S. Holder’s U.S. federal income tax liability, provided the required information is timely and properly furnished to the Internal Revenue Service. Holders of common stock should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption, as well as the procedures for obtaining a credit or refund if backup withholding is imposed.

THE PRECEDING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO U.S. HOLDERS. IT IS NOT A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS THAT MAY BE IMPORTANT TO A PARTICULAR HOLDER. ALL HOLDERS OF OUR COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO THEM, INCLUDING RECORD RETENTION AND TAX-REPORTING REQUIREMENTS, AND THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX LAWS.

No Dissenters’ Rights

Under applicable Delaware law, our stockholders are not entitled to dissenters’ or appraisal rights with respect to our proposed amendment to the certificate of incorporation to effect the Reverse Stock Split. We will not independently provide our stockholders with any such right.

Vote Required

The affirmative vote of the majority of votes cast is required to adopt and approve the amendment to our certificate of incorporation to effect the Reverse Stock Split. The holders of common stock have the right to cast one vote per share of common stock on this proposal. There will not be any broker non-votes for this proposal.

The Board of Directors Recommends
A Vote in Favor of Proposal No. 1.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information relating to the beneficial ownership of our common stock as of October 11, 2023 by:

•
each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock outstanding;
•
each of our directors;
•
each of our named executive officers; and
•
all directors and executive officers as a group.

Except as noted by footnote, and subject to community property laws where applicable, based on the information provided to us, we believe that the persons and entities named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them. The beneficial ownership percentages set forth in the table below are based on 30,575,047 shares of common stock outstanding as of October 11, 2023. Unless otherwise indicated below, the address for each beneficial owner listed is c/o Surrozen, Inc., 171 Oyster Point Blvd., Suite 400, South San Francisco, California 94080.

Name and Address of Beneficial Owners (1)	Shares Beneficially Owned (2)	Percentage of Total Voting Power
Directors and Executive Officers:
Craig Parker (3)	1,015,255	3.2%
Charles Williams (4)	263,064	*
Anna Berkenblit (5)	55,129	*
Tim Kutzkey (6)	9,434,795	30.7%
Shao-Lee Lin (5)	55,129	*
David Woodhouse (5)	55,129	*
Mary Haak-Frendscho (5)	55,129	*
Mace Rothenberg (5)	55,129	*
Christopher Y. Chai (5)	55,129	*
Eric Bjerkholt(7)	8,888	*
All directors and executive officers as a group (11 persons) (8)	11,267,882	35.0%

Five Percent Holders:
Entities affiliated with The Column Group (6)	9,414,795	30.6%
The Regents of the University of California (9)	2,081,453	6.8%
SymBiosis II, LLC (10)	1,964,082	6.4%
BML Investment Partners, L.P.(11)	1,669,037	5.5%

* less than 1% beneficial ownership

(1)

Unless otherwise noted, the business address of each of the directors and officers is 171 Oyster Point Boulevard, Suite 400, South San Francisco, California 94080. We have omitted from the table Wen-Chen Yeh, M.D., Ph.D. who is no longer an executive officer or employee of Surrozen.

(2)

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security. Under those rules, beneficial ownership includes securities that the individual or entity has the right to acquire, such as through the exercise of warrants or stock options or the vesting of restricted stock units, within 60 days. Shares subject to warrants or options that are currently exercisable or exercisable within 60 days or subject to restricted stock units that vest within 60 days are considered outstanding and beneficially owned by the person holding such warrants, options or restricted stock units for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(3)

Includes (a) 34,578 shares of common stock and (b) 980,677 shares of common stock issuable pursuant to stock options that have vested or will vest and become exercisable within 60 days of October 11, 2023.

(4)

Includes (a) 34,578 shares of common stock and (b) 228,486 shares of common stock issuable pursuant to stock options that have vested or will vest and become exercisable within 60 days of October 11, 2023.

(5)

Consists of 35,129 shares of common stock subject to restricted stock awards and 20,000 shares of common stock issuable pursuant to stock options that have vested or will vest and become exercisable within 60 days of October 11, 2023.

(6)

Includes: (a) (i) 4,343,245 shares held by The Column Group III, LP (“TCG III”) and (ii) 4,904,884 shares held by The Column Group III-A, LP (“TCG III-A”), (b) (i) 78,272 shares underlying warrants held by TCG III, and (ii) 88,394 shares underlying warrants held by TCG III-A, LP. The Column Group III GP, LP (“TCG III GP”), is the general partner of each of TCG III and TCG III-A. With respect only to Dr. Kutzkey, also includes an additional 20,000 shares of common stock issuable pursuant to stock options that have vested or will vest and become exercisable within 60 days of October 11, 2023, held by Dr. Kutzkey. Dr. Kutzkey, David Goeddel and Peter Svennilson are the Managing Partners of TCG III GP and as such may each be deemed to share voting and investment power with respect to the securities held by each of TCG III and TCG III-A and disclaims beneficial ownership of the securities except to the extent of their pecuniary interests therein. The address for the entities listed herein is 1 Letterman Drive, Building D, Suite DM-900, San Francisco, CA 94129. Based on information set forth in a Schedule 13D/A filed with the SEC on February 13, 2023.

(7)	Consists of 8,888 shares of common stock issuable pursuant to stock options that have vested or will vest and become exercisable within 60 days of October 11, 2023.
(8)

Includes (a) 9,449,347 shares of common stock, (b) 210,774 shares of common stock subject to restricted stock awards and 1,441,095 shares of common stock issuable pursuant to stock options that have vested or will vest and become exercisable within 60 days of October 11, 2023, and (c) 166,666 shares of common stock underlying warrants.

(9)

Includes: (a) 1,998,120 shares of common stock held by The Regents of the University of California (“UC”), and (b) 83,333 shares of common stock underlying warrants. The address for UC is 1111 Franklin Street, 6th Floor, Oakland, CA 94607. Based on information set forth in a Schedule 13G/A filed with the SEC on February 2, 2022.

(10)

Includes 1,964,082 shares of common stock held by SymBiosis II, LLC (“SymBiosis”). Chidozie Ugwumba is the managing partner of Symbios, and exercises sole voting and dispositive power over such shares through SymBiosis. The address for SymBiosis is 609 SW 8th St., Suite 365, Bentonville, AR 72712. Based on information set forth in a Schedule 13G filed with the SEC on May 10, 2022.

(11)

Includes 1,669,037 shares of common stock held by BML Investment Partners, L.P. (“BML”). BML Investment Partners, L.P. is a Delaware limited partnership whose sole general partner is BML Capital Management, LLC. The managing member of BML Capital Management, LLC is Braden M. Leonard. As a result, Braden M. Leonard is deemed to be the indirect owner of the shares held directly by BML Investment Partners, L.P. The address for BML is 65 E Cedar, Suite 2, Zionsville, IN 46077. Based on information set forth in a Schedule 13G filed with the SEC on February 2, 2023.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Special Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgement.

2022 ANNUAL REPORT

Our Annual Report on Form 10-K for the year ended December 31, 2022 has been filed with the SEC. It is available free of charge at the SEC’s website at www.sec.gov. Stockholders can also access our Annual Report on Form 10-K at www.proxyvote.com. Upon written request by a stockholder, we will mail without charge a copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to our Corporate Secretary, Surrozen, Inc., 171 Oyster Point Blvd., Suite 400, South San Francisco, California 94080.

Your vote is important. Please promptly vote your shares by completing, signing, dating and returning your proxy card or by Internet or telephone voting as described on your proxy card.

By Order of the Board of Directors

Charles Williams
Chief Financial Officer and Corporate Secretary
South San Francisco, California
, 2023

VOTE BY INTERNET

Before The Meeting – Go to www.proxyvote.com

Use the Internet to transmit your voting instructions

and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on December , 2023.

Have your proxy card in hand when you access the website

and follow the instructions to obtain your records

and to create an electronic voting instruction form.

During The Meeting – Go to www.virtualshareholdermeeting.com/SRZN2023SM

You may attend the meeting via the Internet and vote during the meeting.

Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE – 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions.

Vote by 11:59 P.M. Eastern Time on December , 2023.

Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,

Edgewood, NY 11717.

APPENDIX A

CERTIFICATE OF AMENDMENT
TO THE CERTIFICATE OF INCORPORATION OF
SURROZEN, INC.(1)

Surrozen, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Company”), hereby certifies that:

FIRST: The name of this Company is Surrozen, Inc.

SECOND: The original name of the Company was “Surrozen, Inc.”, and the date of filing the original Certificate of Incorporation of the Company with the Secretary of State of the State of Delaware is August 10, 2021.

THIRD: The Board of Directors of the Company, acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, adopted resolutions amending Article III, Section A of the Certificate of Incorporation, to read in its entirety:

“A. This Company is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which this Company is authorized to issue is 510,000,000 shares. 500,000,000 shares shall be Common Stock, each having a par value of $0.0001. 10,000,000 shares shall be Preferred Stock, each having a par value of $0.0001.

Effective at 5:00 p.m. Eastern time, on the date of the filing of this Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Effective Time”), each [ten, eleven, twelve, thirteen, fourteen, fifteen, sixteen, seventeen, eighteen, nineteen, twenty, twenty-one, twenty-two, twenty-three, twenty-four, twenty-five, twenty-six, twenty-seven, twenty-eight, twenty-nine or thirty] shares of this Company’s Common Stock, par value $0.0001 per share, issued and outstanding shall be combined into one (1) share of Common Stock, par value $0.0001 per share, of this company. No fractional shares shall be issued and, in lieu thereof, any holder of less than one (1) share of Common Stock shall, upon surrender after the Effective Time of a certificate, which formerly represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time, be entitled to receive cash for such holder’s fractional share based upon the closing sales price of this Company’s Common Stock as reported on the Nasdaq Capital Market on the date this Certificate of Amendment to the Certificate of Incorporation of this Company is filed with the Secretary of State of the State of Delaware.”

FOURTH: This Certificate of Amendment to the Certificate of Incorporation was submitted to the stockholders of the Company and was duly adopted and approved in accordance with the provisions of Section 242 of the General Corporate Law of the State of Delaware.

* * * * *

(1)
The board of directors (the “Board”) adopted a resolution approving twenty-one (21) separate amendments to the Certificate of Incorporation, as amended, of the Company. These amendments approve the combination of any whole number of shares of Common Stock between and including ten (10) and thirty (30) into one (1) share of Common Stock. By approving Proposal No. 1, you are approving each of the twenty-one (21) amendments proposed by the Board. The Certificate of Amendment filed with the Secretary of State of the State of Delaware will include only that amendment determined by the Board to be in the best interests of the Company and its stockholders. The other twenty (20) proposed amendments will be abandoned pursuant to Section 242(c) of the Delaware General Corporation Law. The Board may also elect not to do any reverse split in which all twenty-one (21) proposed amendments will be abandoned. In accordance with these resolutions, the Board will not implement any amendment providing for a different split ratio.

IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to be signed by its President and Chief Executive Officer this day of , 2023.

SURROZEN, INC.
By:
Craig Parker President and Chief Executive Officer

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V24592-S75614 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SURROZEN, INC.

The Board of Directors recommends you vote FOR the following proposal:	**For**	**Against**	**Abstain**
1. To approve an amendment to our Certificate of Incorporation to effect a reverse stock split of our issued and outstanding common stock; and	☐	☐	☐
2. To conduct any other business properly brought before the meeting.			

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

V24593-S75614

SURROZEN, INC.
Special Meeting of Stockholders
December , 2023 10:00 a.m. Pacific Time
This proxy is solicited by the Board of Directors

The undersigned stockholder(s) hereby appoint(s) Craig Parker and Charles Williams, and each of them, as proxies, with full power of substitution, and hereby authorize(s) each of them to represent and vote, as designated below, all shares of the common stock of Surrozen, Inc., a Delaware corporation (the "Company"), held of record by the undersigned on October 11, 2023 at the Special Meeting of Stockholders (the "Special Meeting") to be held virtually via live webcast at www.virtualshareholdermeeting.com/SRZN2023SM, on December , 2023, at 10:00 a.m., Pacific Time, or at any adjournment or postponement thereof, upon the matters set forth below, all in accordance with and as more fully described in the accompanying Notice of Special Meeting and Proxy Statement, receipt of which is hereby acknowledged.

This proxy card, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations, as indicated on the reverse side, and in the discretion of the proxies upon such other matters as may properly come before the Special Meeting. The undersigned stockholder(s) may revoke this proxy card at any time before it is voted at the Special Meeting by executing and returning a proxy card bearing a later date by mail, by voting via the Internet, by filing with the Corporate Secretary of the Company, at the address set forth above, a written notice of revocation bearing a later date than the proxy card being revoked, or by voting the Common Stock covered thereby in person at the Special Meeting.

Continued and to be signed on reverse side